Consumer Portfolio Services, Inc.

Summary of Payments by Trusts for the Year Ended December 31, 1997

                      Base                  Principal            Interest
                    Servicing                Payments            Payments
                  ---------------------------------------------------------

FASCO 1996-1      $1,296,618.04          $29,167,719.45       $6,021,509.43
CPS   1996-2       1,506,858.93           27,687,870.79        7,025,445.36
CPS   1996-3       1,659,754.12           23,553,714.36        7,356,241.33
CPS   1997-1       1,582,165.43           18,981,215.14        7,209,803.67
CPS   1997-2       1,329,264.45           13,534,371.16        6,100,603.20
CPS   1997-3       1,155,341.99           16,165,554.76        3,790,432.74
CPS   1997-4         518,852.69            5,910,602.92        1,649,606.26
CPS   1997-5         159,283.38            1,656,488.18          516,805.86

                  ---------------------------------------------------------

                   9,208,139.03           136,657,536.76      39,670,447.85